Exhibit 99.9

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of the terms of the capital stock of Yadkin Financial Corporation (“Yadkin”). This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the North Carolina Business Corporation Act (the “NCBCA”), federal law, Yadkin’s Articles of Incorporation, as amended, and Yadkin’s Amended and Restated Bylaws. Copies of Yadkin’s Articles of Incorporation and Amended and Restated Bylaws have been filed with the SEC and are also available upon request from Yadkin.

Authorized Capital Stock

The authorized capital stock of Yadkin consists of 75,000,000 shares of common stock, $1.00 par value, 1,666,666 of which are designated as non-voting common stock, and 1,000,000 shares of preferred stock, no par value. As of July 7, 2014 there were 30,992,831 shares of Yadkin voting common stock outstanding, 654,997 shares of Yadkin non-voting common stock outstanding, 24,158 shares of Series T Preferred Stock outstanding and 4,247 shares of Series T-ACB Preferred Stock outstanding.

Common Stock

Yadkin’s Articles of Incorporation currently authorize the issuance of up to 75,000,000 shares of common stock, of which 30,992,831 shares were outstanding as of July 7, 2014. Yadkin’s common stock consists of two classes, of which 73,333,333 shares are designated as voting common stock, $1.00 par value, and 1,666,667 shares are designated as non-voting common stock, $1.00 par value. As of July 7, 2014, there were 30,992,831 shares of voting common stock issued and outstanding, held of record by approximately 6,360 shareholders. In addition, as of July 7, 2014, (i) 86,045 shares of Yadkin’s voting common stock were reserved for issuance upon exercise of stock options that were currently outstanding; (ii) 315,998 shares of Yadkin’s voting common stock were reserved for future issuance in connection with stock options, restricted stock, or other equity-based awards; (iii) 91,178 shares of Yadkin’s voting common stock were reserved for issuance upon exercise of a warrant issued in connection with the Series T-ACB Preferred Stock issuance to the U.S. Department of the Treasury; and (iv) 654,997 shares of Yadkin’s voting common stock were reserved for conversion of non-voting common stock.

Yadkin’s voting common stock is currently listed for quotation on the New York Stock Exchange under the symbol “YDKN.” Yadkin’s non-voting common stock is not listed on any exchange, and Yadkin does not intend to list its non-voting common stock on any exchange. Outstanding shares of Yadkin’s voting common stock and non-voting common stock are validly issued, fully paid, and non-assessable. Except for voting privileges, non-voting common stock carries the same rights and privileges as voting common stock (including in respect of dividends and in respect of distributions upon Yadkin’s dissolution, liquidation or winding up) and is treated the same as voting common stock (including in any merger, consolidation, share exchange or other similar transaction).

Voting Common Stock

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Yadkin’s voting common stock does not have preemptive rights, redemption rights, conversion rights, sinking fund, or redemption provisions.

Voting Rights

Each holder of Yadkin voting common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, unless such matter relates solely to the terms of one or more classes of preferred stock, in which case holders of voting common stock will only be permitted to vote as required by law. Shareholders are not entitled to cumulate their votes for the election of directors. Yadkin’s bylaws currently provide that Yadkin’s board of directors shall consist of a minimum of five and a maximum of 25 directors, with the exact number fixed from time to time by a board resolution adopted by a majority of the entire board of directors prior to the annual meeting at which such directors are to be elected. In addition, Yadkin shareholders may authorize up to two additional directorships at any shareholder meeting, with the additional seats filled at the discretion of Yadkin directors. Yadkin’s board of directors currently has ten directors that serve one-year terms. Directors are elected by a plurality of votes cast.

Liquidation Rights

In the event of Yadkin’s liquidation, dissolution or winding up, holders of Yadkin voting common stock are entitled to share ratably in all of Yadkin’s assets remaining after payment of liabilities, including but not limited to Yadkin’s outstanding subordinated debentures, and the liquidation preference of any then outstanding preferred stock. Because Yadkin is a bank holding company, its rights and the rights of its creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of its subsidiary’s creditors, except to the extent that Yadkin may be a creditor with recognized claims against Yadkin’s subsidiary.

Dividend Rights

Holders of Yadkin voting common stock are entitled to receive ratably such dividends as may be declared by Yadkin’s board of directors out of legally available funds. The ability of Yadkin’s board of directors to declare and pay dividends on Yadkin’s voting common stock is subject to the terms of applicable North Carolina law, banking regulations and the terms of Yadkin’s Series T and Series T-ACB Preferred Stock as described in “Dividend Policy” and its periodic reports. Yadkin’s principal source of income is dividends that are declared and paid by Yadkin Bank on its capital stock. Therefore, Yadkin’s ability to pay dividends is dependent upon the receipt of dividends from the Yadkin Bank. North Carolina commercial banks, such as Yadkin Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. Yadkin Bank may pay dividends from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, insured depository institutions such as Yadkin Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. In addition, Yadkin may not pay dividends on its capital stock if Yadkin is in default or has elected to defer payments of interest under its junior subordinated debentures. Yadkin is currently prohibited from paying any dividends, common or preferred, without the prior approval of the Federal Reserve Bank of Richmond. There can be no assurances such approvals would be granted or with regard to how long these restrictions will remain in place. In the future, any declaration and payment of cash dividends will be subject to the Yadkin board’s evaluation of Yadkin’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by Yadkin in the future will also be subject to certain other legal and regulatory limitations (including the requirement that Yadkin’s capital be maintained at certain minimum levels) and ongoing review by the Yadkin’s banking regulators.

Transfer Agent and Registrar

The transfer agent and registrar for Yadkin’s voting common stock is Registrar and Transfer Company, Cranford, New Jersey.

Restrictions on Ownership

The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve before acquiring 5% or more of Yadkin’s voting common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve before acquiring 10% or more of Yadkin’s voting common stock under the Change in Bank Control Act. Any holder of 25% or more of Yadkin’s voting common stock, a holder of 33% or more of Yadkin’s total equity or a holder of 5% or more of Yadkin’s voting common stock if such holder otherwise exercises a “controlling influence” over Yadkin, is subject to regulation as a bank holding company under the BHCA.

Non-Voting Common Stock

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Yadkin’s non-voting common stock does not have preemptive rights, redemption rights, sinking fund, or redemption provisions but does possess conversion rights. Any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of voting common stock at the option of the holder; provided, however, that each share of non-voting common stock is not convertible at the election of the initial holder or any affiliate thereof and may only be converted in connection with or after a transfer to a third party unaffiliated with such initial holder. The non-voting common stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to us; (ii) in a widely distributed public offering of voting common stock; (iii) in a transfer that is part of a private placement of common stock in which no one transferee (or group of associated transferees) acquires the rights to purchase in excess of 2% of Yadkin’s voting securities then outstanding (including pursuant to a related series of transfers); (iv) in a transfer of voting common stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) a transaction approved by the Federal Reserve or, if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority with the relevant jurisdiction.

Voting Rights

The holders of non-voting common stock do not have any voting power and are not entitled to vote on any matter except as otherwise required by law.

Liquidation Rights

In the event of Yadkin’s liquidation, dissolution or winding up, holders of non-voting common stock are entitled to share ratably in all of Yadkin’s assets remaining after payment of liabilities, including but not limited to its outstanding subordinated debentures, and the liquidation preference of any then outstanding preferred stock. Because Yadkin is a bank holding company, Yadkin’s rights and the rights of its creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of its subsidiary’s creditors, except to the extent that Yadkin may be a creditor with recognized claims against its subsidiary.

Dividend Rights

Holders of Yadkin’s non-voting common stock are entitled to receive ratably such dividends as may be declared by Yadkin’s board of directors out of legally available funds. The ability of Yadkin’s board of directors to declare and pay dividends on Yadkin’s non-voting common stock is subject to the terms of applicable North Carolina law, banking regulations and its Series T and Series T-ACB Preferred Stock as described in “Dividend Policy” and Yadkin’s periodic reports. Yadkin’s principal source of income is dividends that are declared and paid by Yadkin Bank on its capital stock. Therefore, Yadkin’s ability to pay dividends is dependent upon the receipt of dividends from Yadkin Bank. North Carolina commercial banks, such as Yadkin Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. The Bank may pay dividends from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, insured depository institutions such as Yadkin Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. In addition, Yadkin may not pay dividends on its capital stock if Yadkin is in default or has elected to defer payments of interest under its junior subordinated debentures. Yadkin is currently prohibited from paying any dividends, common or preferred, without the prior approval of the Federal Reserve Bank of Richmond. There can be no assurances such approvals would be granted or with regard to how long these restrictions will remain in place. In the future, any declaration and payment of cash dividends will be subject to the Yadkin board’s evaluation of Yadkin’s operating results, financial condition, future growth plans, general business and economic conditions, tax, and other relevant considerations. The payment of cash dividends by Yadkin in the future will also be subject to certain other legal and regulatory limitations (including the requirement that Yadkin’s capital be maintained at certain minimum levels) and ongoing review by Yadkin’s banking regulators.

Transfer Agent and Registrar

The transfer agent and registrar for Yadkin’s non-voting common stock is Registrar and Transfer Company, Cranford, New Jersey.

Restrictions on Ownership

Any holder of 33% or more of Yadkin’s total equity (including non-voting common stock) or a holder of Yadkin’s non-voting common stock if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHCA.

Preferred Stock

Series T and T-ACB Preferred Stock

This section summarizes the terms of the Series T and T-ACB Preferred Stock. The Series T and T-ACB Preferred Stock rank equally and have identical terms.

The Series T and T-ACB Preferred Stock have no maturity date. Yadkin issued the Series T Preferred Shares to the U.S. Department of the Treasury (the “Treasury”) on January 16, 2009 for an aggregate purchase price of $36.0 million and the Series T-ACB Preferred Shares to the Treasury on July 24, 2009 for an aggregate purchase price of $13.3 million. The Series T and T-ACB Preferred Stock were issued in connection with the Capital Purchase Program in a private placement exempt from the registration requirements of the Securities Act. The Series T and T-ACB Preferred Stock qualify as Tier 1 capital for regulatory purposes. The Series T and T-ACB Preferred Stock were sold by Treasury to unaffiliated third parties on September 18, 2012 in a Dutch public auction process. Pursuant to the Share Exchange Agreement, 20,907 shares of the Series T and T-ACB Preferred Stock were exchanged for 5,128,389 shares of common stock and 1,965,000 shares of non-voting common stock. 28,405 shares of Series T and T-ACB Preferred Stock remain outstanding.

Dividends

Rate. Dividends on the Series T and T-ACB Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by Yadkin’s board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., for the Series T Preferred Stock, 5% per annum from February 15, 2009 to but excluding February 15, 2014 and for the Series T-ACB Preferred Stock, 5% per annum from August 15, 2009 to but excluding August 15, 2014); and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., for the Series T-Preferred Stock, 9% per annum on and after February 15, 2014 and for the Series T-ACB Preferred Stock, 9% per annum on or after August 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. As of the date of this prospectus, Yadkin has paid in full all of its quarterly dividend obligations on the Series T and T-ACB Preferred Stock. Yadkin must obtain regulatory approval prior to paying future dividends on the Series T and T-ACB Preferred Stock. Each dividend will be payable to holders of record as they appear on Yadkin’s stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by Yadkin’s board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series T and T-ACB Preferred Stock) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the Series T and T-ACB Preferred Stock are cumulative. If for any reason Yadkin’s board of directors does not declare a dividend on the Series T and T-ACB Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, Yadkin will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

Yadkin is not obligated to pay holders of the Series T and T-ACB Preferred Stock any dividend in excess of the dividends on the Series T and T-ACB Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series T and T-ACB Preferred Stock.

Priority of Dividends. So long as any of the Series T and T-ACB Preferred Stock remain outstanding, Yadkin may not declare or pay a dividend or other distribution on Yadkin’s common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series T and T-ACB Preferred Stock), and Yadkin generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series T and T-ACB Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means Yadkin’s common stock and any other class or series of its stock the terms of which expressly provide that it ranks junior to the Series T and T-ACB Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Yadkin. Yadkin does not currently have any outstanding class or series of stock constituting Junior Stock other than the common stock.

“Parity Stock” means any class or series of Yadkin’s stock, other than the Series T and T-ACB Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series T and T-ACB Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Yadkin, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. The Series T Preferred Shares and Series T-ACB Preferred Shares are considered Parity Stock as to each other.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Yadkin, holders of the Series T and T-ACB Preferred Stock will be entitled to receive for each share of the Series T and T-ACB Preferred Stock, out of the assets of Yadkin or proceeds available for distribution to Yadkin’s shareholders, subject to any rights of its creditors, before any distribution of assets or proceeds is made to or set aside for the holders of its common stock and any other class or series of Yadkin’s stock ranking junior to the Series T and T-ACB Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series T and T-ACB Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series T and T-ACB Preferred Stock and the holders of any other class or series of Yadkin’s stock ranking equally with the Series T and T-ACB Preferred Stock, the holders of the Series T and T-ACB Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series T and T-ACB Preferred Stock, neither a merger or consolidation of Yadkin with another entity, including a merger or consolidation in which the holders of the Series T and T-ACB Preferred Stock receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of Yadkin’s assets will constitute a liquidation, dissolution or winding up of the affairs of Yadkin.

Redemptions and Repurchases

Yadkin may redeem the Series T and T-ACB Preferred Stock, at any time, in whole or in part, at Yadkin’s option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Series T and T-ACB Preferred Stock plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, Yadkin must give notice of the redemption to the holders of record of the Series T and T-ACB Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Series T and T-ACB Preferred Stock must state: (i) the redemption date; (ii) the number of Series T and T-ACB Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series T and T-ACB Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as Yadkin’s board of directors determines to be fair and equitable.

Series T and Series T-ACB Preferred Stock that Yadkin redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series T and T-ACB Preferred Stock.

No Conversion Rights

Holders of the Series T and T-ACB Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the Series T and T-ACB Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by North Carolina law.

If Yadkin does not pay dividends on the Series T and T-ACB Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of Yadkin will automatically increase by two and the holders of the Series T and T-ACB Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a single class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at the next annual meeting of shareholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Series T and T-ACB Preferred Stock, subject to revesting in the event of each and every subsequent default by Yadkin in the payment of dividends on the Series T and T-ACB Preferred Stock. There is no limit on the number of nominations and a plurality of eligible votes would determine the election of the two new directors.

Yadkin’s bylaws do not specify a process for nominating candidates to fill Preferred Director positions. Unless a nominating process for such directors is adopted, nominations would be made by holders of the Series T and T-ACB Preferred Stock and any voting party stock at the meeting at which the Preferred Directors are elected. Yadkin’s board of directors may, prior to any meeting at which such Preferred Directors would be elected, adopt a process for the nomination of such candidates in advance of such meeting.

No person may be elected as a Preferred Director who would cause Yadkin to violate any corporate governance requirements of any securities exchange or other trading facility on which its securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series T and T-ACB Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series T and T-ACB Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders of a majority of the outstanding Preferred Shares voting separately as a class, together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series T and T-ACB Preferred Stock are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the Series T and T-

ACB Preferred Stock have been conferred and are exercisable with respect to such matter. Other than the Series T and T-ACB Preferred Stock, which are considered Parity Stock as to each other, Yadkin does not currently have an outstanding class or series of stock constituting Parity Stock.

Although Yadkin does not believe the Series T and T-ACB Preferred Stock are considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because Yadkin has missed six dividend payments and holders of the Series T and T-ACB Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Series T and T-ACB Preferred Stock, or a holder of a lesser percentage of Yadkin’s Preferred Shares that is deemed to exercise a “controlling influence” over Yadkin, may become subject to regulation under the BHCA. In addition, if the Series T and T-ACB Preferred Stock become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Series T and T-ACB Preferred Stock, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Series T and T-ACB Preferred Stock. A holder or group of holders may also be deemed to control us if they own one-third or more of Yadkin’s total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Series T and T-ACB Preferred Stock should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by North Carolina law or by Yadkin’s Articles of Incorporation, the vote or consent of the holders of at least 66-2/3% of the outstanding Series T and T-ACB Preferred Stock, voting as a separate class, is required in order to do the following:

•	amend or alter Yadkin’s Articles of Incorporation or the Articles of Amendment for the Series T and T-ACB Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Yadkin’s capital stock ranking senior to the Series T and T-ACB Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Yadkin; or

•	amend, alter or repeal any provision of Yadkin’s Articles of Incorporation or the Articles of Amendment for the Series T and T-ACB Preferred Stock in a manner that adversely affects the rights, preferences, privileges, or voting powers of the Series T and T-ACB Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the Series T and T-ACB Preferred Stock or a merger or consolidation of Yadkin with another entity, unless (i) the Series T and T-ACB Preferred Stock remain outstanding or, in the case of a merger or consolidation in which Yadkin is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Series T and T-ACB Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series T and T-ACB Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of Yadkin’s authorized shares of preferred stock, including authorized Series T and T-ACB Preferred Stock necessary to satisfy preemptive or similar rights granted by Yadkin to other persons prior to the date of the issuance of the Series T and T-ACB Preferred Stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series T and T-ACB Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-

cumulative and the distribution of assets upon its liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T and T-ACB Preferred Stock and will not require the vote or consent of the holders of the Series T and T-ACB Preferred Stock.

To the extent holders of the Series T and T-ACB Preferred Stock are entitled to vote, holders of Series T and T-ACB Preferred Stock will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series T and T-ACB Preferred Stock would otherwise be required, all outstanding Series T and T-ACB Preferred Stock have been redeemed by Yadkin or called for redemption upon proper notice and sufficient funds have been set aside by Yadkin for the benefit of the holders of Series T and T-ACB Preferred Stock to effect the redemption.